Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-251858) of Altimmune, Inc.,
(2)	Registration Statement (Form S-8 No. 333-248232) pertaining to 2017 Omnibus Incentive Plan of Altimmune, Inc.,
(3)	Registration Statement (Form S-8 No. 333-233273) pertaining to 2017 Omnibus Incentive Plan of Altimmune, Inc.,
(4)	Registration Statement (Form S-8 No. 333-230722) pertaining to 2019 Employee Stock Purchase Plan of Altimmune, Inc.,
(5)	Registration Statement (Form S-8 No. 333-228623) pertaining to 2018 Inducement Grant Plan of Altimmune Inc.,
(6)	Registration Statement (Form S-8 No. 333-217846) pertaining to 2001 Employee Stock Option Plan, 2001 Non-Employee Stock Option Plan, and 2017 Omnibus Incentive Plan of Altimmune, Inc.,
(7)	Registration Statement (Form S-8 No. 333-214765) pertaining to 2007 Long-Term Incentive Compensation Plan of Pharmathene Inc.; and
(8)	Registration Statement (Form S-8 No. 333-156371) pertaining to 2007 Long-Term Incentive Compensation Plan of Pharmathene Inc.

of our report dated March 15, 2022, with respect to the consolidated financial statements of Altimmune, Inc., included in this Annual Report (Form 10-K) of Altimmune, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Tysons, Virginia
March 15, 2022